                                                                     EXHIBIT 2.1




                    PLAN OF MERGER AND ACQUISITION AGREEMENT



                                     among


                            LIFEQUEST MEDICAL, INC.
                             a Delaware corporation


                                VAL-U-MED, INC.,
                              a Nevada corporation


                                      and


                     W. H. BOOKWALTER AND ASSOCIATES, INC.
                             a Vermont corporation

                             William H. Bookwalter
                                 an individual

                            John R. Bookwalter, M.D.
                                 an individual

                             Frederick F. Judd, III
                                 an individual

                         William Bookwalter, as Trustee
                        for the Bookwalter Family Trust
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         THIS PLAN OF MERGER AND ACQUISITION AGREEMENT ("Agreement") executed and effective this 30th day of September, 1997, by and among W. H. BOOKWALTER AND ASSOCIATES, INC., a Vermont corporation ("WHB"), William H. Bookwalter, an individual ("Bookwalter"), John R. Bookwalter, M.D., an individual ("Dr. Bookwalter"), Frederick F. Judd, III ("Judd"), an individual, and William Bookwalter, as Trustee for the Bookwalter Family Trust ("Trustee"), as shareholders of WHB (Bookwalter, Dr. Bookwalter, Judd and Trustee collectively referred to as the "Shareholders," or individually as a "Shareholder"), LIFEQUEST MEDICAL, INC., a Delaware corporation ("LifeQuest"), and VAL-U-MED, INC., a Nevada corporation ("Purchaser," and together with LifeQuest, the "LifeQuest Parties").

                              W I T N E S S E T H:

         WHEREAS, LifeQuest is primarily in the business of developing and commercializing minimally invasive surgery devices; and

 WHEREAS, LifeQuest owns all of the issued and outstanding stock of Purchaser;
                                      and

         WHEREAS, WHB is in the business of selling and repairing general surgical products in the northeastern United States;

         WHEREAS, the Shareholders are individuals constituting the only shareholders of WHB; holding 100% of the issued and outstanding stock of WHB;

         WHEREAS, the respective boards of directors of Purchaser and WHB have approved the merger of WHB with and into Purchaser (the "Merger") pursuant to the terms and subject to the conditions of this Agreement; and

         WHEREAS, this Agreement is intended to qualify under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree that WHB shall be merged with and into Purchaser and that the terms and conditions of the Merger, the method of carrying the Merger into effect and certain other provisions relating thereto shall be as hereinafter set forth and as set forth:

                                   ARTICLE 1
                                  DEFINITIONS

         Defined Terms. As used herein, the terms below shall have the following meanings herein specified applicable to both the singular and plural forms of any of the terms.

         1.1 "Affiliate" shall mean, with respect to a Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with the Person.
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         1.2     "Assets" shall mean the assets, properties and rights of WHB of every nature, kind and description, wherever located, tangible and intangible, real, personal and mixed, whether or not reflected in the books and records of WHB necessary or desirable to permit the business of WHB to be carried on in the manner as is presently conducted.

         1.3 "Benefit Plans" shall mean bonus, deferred compensation, severance, pension, profit sharing, retirement, stock purchase, stock option, medical, hospitalization, accident insurance or any other employee benefit plan, arrangement or practice, whether written or unwritten, which covers employees of WHB.

         1.4 "Certificate" shall mean each stock certificate representing shares of WHB Stock.

         1.5     "Closing" shall mean the meeting held on the Closing Date.

         1.6     "Closing Date" shall have the meaning assigned to it in
Article 7.

         1.7 "Effective Time" shall mean the time at which a properly executed certificate of merger in substantially the form attached to this agreement as Exhibit A (together with other documents required by law to effect the Merger) shall have been filed with the Secretary of State of Nevada, and in any other jurisdiction where such a certificate of merger is required.

         1.8 "Environmental Conditions" shall mean material conditions with respect to soil, surface waters, ground waters, stream sediments, underground tanks, asbestos and similar conditions on-site and off-site of properties owned, occupied or used by WHB, as the case may be, related to the presence or Release of Hazardous Substances, which conditions could require remedial action or may result in claims, demands and liabilities against, upon or, respectively, by third parties, including, without limitation, governmental entities, adjacent property owners and any individuals suffering property damage or personal injury.

         1.9 "Environmental Laws" shall mean all federal, state and local laws, rules, regulations, codes, judgments and decrees concerning pollution or protection of the environment.

         1.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.11 "Financial Statements" shall mean the internally prepared balance sheets, statements of income and retained earnings of WHB for the years or periods ended June 30, 1997, December 31, 1996 and December 31, 1995.

         1.12 "Former WHB Shareholder" shall mean each Person who was, immediately before the Effective Time, a holder of issued and outstanding shares of WHB Stock.





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
         1.13 "Hazardous Substances" shall include any dangerous substances, toxic substances, hazardous materials or hazardous substances as defined in or pursuant to the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), as amended, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.) ("CERCLA"), as amended, or any other Environmental Law.

         1.14 "Intellectual Property" shall have the meaning assigned to it in Section 3.8.

         1.15    "IRS" shall mean the Internal Revenue Service.

         1.16 "LifeQuest SEC Documents" shall mean each report, schedule, registration statement and definitive proxy statement filed by LifeQuest with the SEC since January 1, 1997.

         1.17 "LifeQuest Stock" shall mean the common stock, $.001 par value of LifeQuest.

         1.18 "Losses" shall mean all damages, losses, obligations, liabilities, claims, encumbrances, deficiencies, costs and expenses including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding.

         1.19 "Market Price" shall mean the average of the closing bid and asked prices of a share of LifeQuest Stock for the 10 consecutive trading days immediately prior to the third trading day prior to the Closing Date, as reported in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System.

         1.20 "Merger Consideration" shall have the meaning assigned to it in Section 2.6.

         1.21 "Notice" shall mean any summons, citation, directive, order, claim, litigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from the United States Environmental Protection Agency or other federal, state or local agency or authority or any other entity or any individual concerning any intentional or unintentional act or omission which has resulted or may result in the Release of Hazardous Substances into waters, or into the "environment" as such term is defined in CERCLA, from or on property owned, occupied or used by WHB, and shall include the imposition of any lien on property occupied or used by WHB, pursuant to any violation of any Environmental Law, or any knowledge, after due inquiry and investigation, of any acts that could give rise to any of the above.

         1.22 "Person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         1.23 "Purchaser Stock" shall mean the common stock, $.01 par value of Purchaser.





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         1.24    "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping.

         1.25 "SEC" shall mean the United States Securities and Exchange Commission.

         1.26 "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.27 "Subsidiary" shall mean, with respect to any Person (the "parent"), (i) any corporation, association, joint venture, partnership or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or beneficial interest are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and (ii) any joint venture or partnership of which the parent or any Subsidiary of the parent is a general partner or has responsibility for its management (provided, however, that the term "Subsidiary" shall not include joint operating agreements).

         1.28 "Surviving Corporation" shall mean the corporation existing at and after the Effective Time as a result of the Merger.

         1.29 "WHB Stock" shall mean the common stock, $1.00 par value, of WHB.

         1.30    "WHB's Contracts" shall mean (a) the contracts described on
Schedule 3.12, (b) purchase orders from customers accepted in the ordinary course of business, and (c) employment contracts terminable on not more than 30 days' notice.

                                   ARTICLE 2
                                     MERGER

         2.1 The Merger. Subject to the terms and conditions of this agreement, WHB shall be merged with and into Purchaser in accordance with all applicable laws, with Purchaser being the Surviving Corporation. Purchaser and WHB shall cause a certificate of merger to be filed with the Secretary of State of Nevada, and in any other jurisdiction where such a certificate of merger is required, on the Closing Date, unless legally prohibited from doing so. The Merger shall be effective at the Effective Time.

         2.2 Surviving Corporation. From and after the Effective Time, the Surviving Corporation shall have the name "Val-U-Med, Inc." and shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of WHB and Purchaser, and all debts and all other things in action or belonging or due to each of WHB and Purchaser, all of which shall be vested in the Surviving Corporation without further act or deed, and title to any real estate or any interest in the real estate vested in either WHB or Purchaser shall not revert or in any way be impaired.





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         2.3     Liabilities.  The Surviving Corporation shall be liable for all the debts, liabilities and duties of each of WHB and Purchaser; any action or proceeding pending, by or against either WHB or Purchaser, may be prosecuted to judgment, with right of appeal, as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and all the rights of creditors of each of WHB and Purchaser shall be preserved unimpaired, and all liens upon the property of each of WHB and Purchaser shall be preserved unimpaired, on only the property affected by the liens immediately prior to the Effective Time.

         2.4 Certificate of Incorporation and Bylaws. The certificate of incorporation and bylaws of Purchaser in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation following the Merger until otherwise amended or repealed.

         2.5 Directors and Officers. The directors and officers of Purchaser immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors are duly elected or appointed and qualified in the manner provided in the bylaws of the Surviving Corporation, or as otherwise provided by law.

         2.6 Conversion or Cancellation of Stock Upon Merger. In consideration for the Merger and the non-competition agreements in Section 12 hereof, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of WHB Stock, or the holder of the shares of Purchaser Stock, (a) the WHB Stock outstanding immediately before the Effective Time shall be converted into the right to receive, subject to
Section 2.7 below, an aggregate number of shares of LifeQuest Stock, equal to the quotient of $2,000,000 divided by the Market Price of a share of LifeQuest Stock (the "Merger Consideration") and (b) each share of Purchaser Stock outstanding immediately before the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

         2.7 Fractional Shares. Notwithstanding Section 2.6, no certificates or scrip representing fractional shares of LifeQuest Stock shall be issued upon the surrender for exchange of certificates that prior to the Effective Time represented shares of WHB Stock, no dividend or distribution of LifeQuest shall relate to any fractional share interest and no fractional share interest shall entitle the owner thereof to vote or to exercise any rights of a shareholder of LifeQuest. In the event that any Former WHB Shareholder shall be entitled to any fractional share interest then any fractional amount shall be rounded up to the nearest whole share.

         2.8 Exchange Requirements. After the Effective Time, (a) each outstanding Certificate shall, until duly surrendered to Purchaser, be deemed to represent only the right to receive the Merger Consideration, (b) there shall be no further transfer on the records of WHB of Certificates, and (c) each share of WHB Stock presented or surrendered to Purchaser shall be canceled in exchange for the Merger Consideration as contemplated by Section 2.6. In no event shall Purchaser be obligated to deliver Merger Consideration to any holder of a Certificate until such holder surrenders such Certificate as provided herein.





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
         2.9 Interim Dividends. No dividends or other distributions declared after the Effective Time on LifeQuest Stock issuable pursuant to the Merger and payable to any Former WHB Shareholder after the Effective Time shall be paid to the holder of any unsurrendered certificates formerly representing shares of WHB Stock until the certificates shall be surrendered as provided herein, provided, however, that (a) upon surrender there shall be paid to the shareholder in whose name the certificates representing the shares of LifeQuest Stock shall be issued the amount of unpaid dividends with respect to the holder's shares of LifeQuest Stock and (b) at the appropriate payment date, or as soon as practicable thereafter, there shall be paid to the shareholder the amount of dividends declared with respect to whole shares of LifeQuest Stock with a record date on or after the Effective Time but before surrender and a payment date subsequent to surrender, subject in any case to any applicable escheat laws. No interest shall be payable with respect to the payment of dividends or other distributions on surrender of outstanding certificates.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF BOOKWALTER

         Bookwalter represents and warrants to the LifeQuest Parties as follows:

         3.1 Corporate Organization. WHB is a corporation duly organized, validly existing and in good standing under the laws of Vermont, and has full power and authority to own its properties and to carry on its business as and in the places where such properties are now owned or such business is now being conducted. Complete and correct copies of the Articles of Incorporation of WHB and all amendments thereto, certified in each case by the Secretary of State of the State of Vermont, and of the Bylaws of WHB and all amendments thereto, certified by the Secretary of WHB, heretofore have been delivered to LifeQuest. Other than in the states of Maine, New Hampshire, New York and Rhode Island, WHB is duly qualified to do business and is in good standing in all jurisdictions (each such jurisdiction is set forth on Schedule 3.1 attached hereto and made a part hereof) in which such qualification is necessary because of the character of the properties owned, leased or operated by it or the nature of its activities. WHB has not knowingly taken any action, or failed to take any action which action or failure will preclude or prevent WHB's business from being conducted in substantially the same manner in which WHB has heretofore conducted the same.

         3.2     Subsidiaries.  WHB has no subsidiaries.

         3.3 Capitalization. WHB's authorized capital stock consists of 10,000 shares of WHB Stock, of which 111 shares are issued and outstanding and are owned of record and beneficially by the Shareholders free and clear of all liens, encumbrances or other obligations and issued without violation of the preemptive, subscriptive or other similar rights of any person or entity. There are no outstanding subscriptions, options, warrants, rights or other agreements obligating WHB to issue any additional shares of WHB Stock, except as set forth on Schedule 3.3 attached hereto and made a part hereof.

         3.4 Authorization. Except as set forth on Schedule 3.4, WHB has full power and authority, corporate and otherwise, to enter into this Agreement and to assume and





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
perform its obligations hereunder. The execution and delivery of this Agreement and the performance by WHB of its obligations hereunder have been duly authorized by the Board of Directors and the shareholders of WHB and no further action or approval, corporate or otherwise, by WHB is required in order to constitute this Agreement as a binding and enforceable obligation of WHB. The execution and delivery of this Agreement and the performance by WHB of its obligations hereunder do not and will not violate any provisions of the Articles of Incorporation or Bylaws of WHB and, except as set forth on Schedule 3.4, do not and will not conflict with or result in any breach of any condition or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Assets by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which WHB is a party, or which is or purports to be binding upon WHB or which affects or purports to affect any of the Assets.

         3.5 Approvals and Consents. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau, or instrumentality is necessary as to WHB or the Shareholders in order to constitute this Agreement as a valid, binding and enforceable obligation of WHB and the Shareholders in accordance with its terms.

         3.6 Permits, Licenses, Etc. Except as set forth on Schedule 3.6 WHB has all permits, licenses, orders and approvals, exclusive of those required under Environmental Laws, of all federal, state, or local governmental or regulatory bodies required for it to conduct its business as presently conducted. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened. WHB is operating in compliance with all such permits, licenses, orders and approvals, and none of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this Agreement. WHB is in compliance in all material respects with each law, rule and regulation other than Environmental Laws applicable to its business including, without limitation, laws, rules and regulations respecting occupational safety and employment practices. The conduct of the business of WHB and all assets and properties utilized by WHB therein are in conformance with the requirements and regulations of the Occupational Safety and Health Administration ("OSHA").

         3.7 Environmental Laws. WHB has, or has applied for, all permits, licenses, orders and approvals of, and has made all required filings with, all federal, state or local governmental or regulatory bodies relating to, arising under or required by the Environmental Laws. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is pending or threatened. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this Agreement. WHB is in compliance with all such permits, licenses, orders and approvals and with all limitations, conditions, standards and requirements contained in Environmental Laws applicable to it and the business conducted by it. Schedule 3.7 attached hereto and made a part hereof contains a description of each summons, citation, order, letter or other written communication received or sent by WHB from any federal, state or local





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
governmental or regulatory body under any of the Environmental Laws during the five-year period ending on the date hereof.

         There are no currently existing Environmental Conditions with respect to properties owned, occupied or used by WHB. WHB has received no Notice with respect to any Environmental Condition at any time prior to the date hereof.

         3.8     Intellectual Property and Other Intangible Assets.  Schedule
3.8 sets forth a description of all intellectual property owned, licensed or claimed by WHB. To the best of Bookwalter's knowledge, WHB (a) owns or has the right to use all inventions, discoveries, patents, copyrights, trademarks, trade names, service marks, corporate names, licenses, trade secrets and know how and all other intellectual property rights with respect to the foregoing, used in or necessary for the conduct of its business as now conducted or as proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any of the foregoing (such inventions, discoveries, patents, copyrights, trademarks, trade names, service marks, corporate names, licenses, trade secrets and know how and all other intellectual property rights with respect thereto being herein referred to as the "Intellectual Property") and (b) is not obligated or under any liability or claim whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any inventions, discoveries, patents, copyrights, trademarks, trade names, service marks, corporate names, licenses, trade secrets and know how and all other intellectual property rights, with respect to the use thereof or in connection with the conduct of its business or otherwise. A list of all such Intellectual Property and a statement whether such Intellectual Property is owned or licensed is set forth in Schedule 3.8 hereto. Except as specifically set forth in Schedule 3.8 hereto, the Intellectual Property has been duly registered or patented or sought to be registered or patented with appropriate state, federal and foreign jurisdictions and, to the best of Bookwalter's knowledge, WHB is the sole and exclusive owner or has the sole and exclusive right to use the Intellectual Property.

         3.9 Financial Statements. Attached hereto as Schedule 3.9 and made a part hereof are the Financial Statements, prepared in accordance with a tax basis of accounting. Any adjustment made to the Financial Statements in order to bring them into compliance with generally accepted accounting principles shall not be deemed to be a Loss for the purposes of this Agreement. At the date of the Financial Statements, WHB had no liabilities or obligations of any kind or nature, fixed or contingent, matured or unmatured or otherwise, which are not fully reflected or reserved against on the Financial Statements or disclosed on Schedule 3.9A; nor does WHB have any liability or obligation of any kind or nature arising since that date other than those incurred in the ordinary course of business consistent with past practices, none of which are material except as disclosed on Schedule 3.9A. WHB owns outright and has good and indefeasible title to all of the Assets, including, without limitation, all of the assets and properties reflected on the Financial Statements or acquired thereafter, free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance of any sort except: (x) to the extent stated or reserved against on the Financial Statements and for changes occurring in the ordinary course of business after the date thereof, none of which changes is adverse, and (y) as set forth on
Schedule 3.9A attached hereto and made a part hereof.  Each such asset





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
and item has been fully operational in the ordinary course of business for at least the six months immediately preceding the date hereof. The Assets include all assets and properties (real, personal and mixed, tangible and intangible) and all rights necessary or desirable to permit WHB's business to be carried on as presently conducted by WHB, and WHB has complete and unrestricted power and the unqualified right to transfer, convey and assign the Assets.

         3.10 Material Adverse Changes Since the Date of the Financial Statements. Since June 30, 1997, except as set forth on Schedule 3.10, there has been no material adverse change in the financial condition, assets, liabilities, properties or business of WHB. Since June 30, 1997, except as set forth on Schedule 3.10, WHB has not:

                 (a) issued or sold any stock, notes, bonds or other securities, or any option to purchase the same, or entered into any agreement with respect thereto;

                 (b) declared, set aside or made any dividend or other distribution on its capital stock or redeemed, purchased or acquired any shares thereof or entered into any agreement in respect of the foregoing;

                 (c) incurred any damage, destruction or similar loss, whether or not covered by insurance, materially affecting its business or properties;

                 (d) other than in the ordinary course of business, sold, assigned or transferred any of its tangible assets or any trade name, franchise, design, or other intangible assets or property;

                 (e) other than in the ordinary course of business, mortgaged, pledged or granted or suffered to exist any lien or other encumbrance or charge on any of its assets or properties, tangible or intangible;

                 (f) other than in the ordinary course of business, waived any rights of material value or canceled or modified any material debts or claims;

                 (g) incurred any liability or obligation for borrowed money to any shareholder of WHB or any Affiliate of WHB;

                 (h) incurred any obligation or liability (absolute or contingent) except current liabilities and obligations incurred in the ordinary course of its business or paid any liability or obligation (absolute or contingent) other than current liabilities and obligations incurred in the ordinary course of business, none of which were material;

                 (i) entered into any transaction other than in the ordinary course of business;

                 (j) became obligated to make any payment to any shareholder or any Affiliate of WHB in any capacity, or entered into any transaction of any nature with any shareholder or any Affiliate of WHB in any capacity, except in respect of the foregoing for compensation to shareholders or Affiliates who are employees of WHB in their capacity as such;





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
                 (k) except for increases in the ordinary course and customary in the business of WHB, which increases did not inure to officers, directors or shareholders of WHB or to consultants to WHB, increased the compensation payable to any employee of WHB or became obligated to increase any such compensation, or their capacities as such; or

                 (l) entered into any transaction with any Affiliate of WHB, except in respect of the foregoing for compensation to Affiliates who are employees of WHB in their capacity as such.

         3.11 Tax Returns. Except as set forth on Schedule 3.11, WHB has duly filed all federal, state, county and local income, excise, sales and other tax returns and reports required to have been filed by it to the date hereof, after giving effect to any extensions of time to file duly obtained by WHB. Each such return and report is true and correct and WHB has paid all taxes, interest and penalties shown on such returns or reports to be due or claimed to be due prior to the date hereof to any federal, state, county, local or other taxing authority. Except as set forth on Schedule 3.11, WHB has no liability for any taxes, assessments, amounts, interest or penalties of any nature whatsoever other than as shown on the Financial Statements and there is no basis for any additional claim or assessment. The IRS has not examined the federal income tax returns of WHB. No waiver of the statute of limitations has been given with respect to any taxable year of WHB. No government or governmental authority is now asserting or threatening to assert any deficiency or assessment for additional taxes or any interest, penalties or fines with respect to WHB. Complete and correct copies of the federal income tax return of WHB for the fiscal year ended December 31, 1996, as well as any other tax returns requested by LifeQuest, have been heretofore delivered to LifeQuest.

         3.12 Contracts. WHB is not a party to nor has any contract or commitment of any kind or nature whatsoever, written or oral, including, without limitation, any lease, license, franchise, employment, consultant or commission agreement, pension, profit sharing, bonus, stock purchase, retirement, hospitalization, insurance or other plan or arrangement involving employee benefits, contract with any labor union or contract for services, materials, supplies or equipment or for the sale or purchase of any of its products or assets. Except as set forth therein, each of the WHB's Contracts referred to on Schedule 3.12 is valid and existing, in full force and effect and enforceable in accordance with its terms and no party thereto is in default and no claim of default by any party has been made or is now pending and there does not exist any event that with notice or the passing of time or both would constitute a default or would excuse performance by any party thereto. None of WHB's Contracts, except as expressly set forth therein, requires any consents or approvals by any party to such contract to prevent a breach or to protect and preserve the rights of the Surviving Corporation thereunder subsequent to the consummation of the Merger. WHB has heretofore delivered to LifeQuest complete and correct copies of each of WHB's Contracts.

         3.13 Tangible Personal Property. Schedule 3.13 attached hereto and made a part hereof is a true and complete list of all tangible personal property owned by WHB having a book value at the date of the Financial Statements. WHB owns and has good





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and indefeasible title in fee to all of its assets and properties including, without limitation, all of the assets and properties reflected in the Financial Statements and those identified on Schedule 3.13, free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance except (a) to the extent stated or reserved against in the Financial Statements, (b) vendors' or other statutory liens which may have resulted in the ordinary course of business, (c) minor imperfections of title, liens and encumbrances which do not materially detract from the value or the utility of the property subject thereto or materially impair the operations of the owner thereof, and (d) as set forth in Schedule 3.13 attached hereto and made a part hereof.

         3.14 Real Property. WHB owns no real property. Except as set forth on Schedule 3.14, WHB leases no real property. All leases of property under which WHB purports to be a lessee are valid, binding and in full force and effect, and WHB is not in default thereunder and there is no event or fact which upon the passage of time or the giving of notice, or both, could constitute a default by WHB under such lease.

         3.15 Insurance. Schedule 3.15 attached hereto and made a part hereof, is a true and complete list and brief description of all policies of fire, liability and other forms of insurance owned or held by WHB. All of such policies are valid and binding and in full force and effect as of the date hereof and are in such amounts and cover such risks as are customarily carried by other businesses similar to those conducted by WHB.

         3.16 Banking. Schedule 3.16 attached hereto and made a part hereof is a true and complete list setting forth the names and locations of all banks at which WHB has an account or safe deposit box, the numbers of the accounts and the names of all persons authorized to draw thereon.

         3.17 Litigation. Except as set forth on Schedule 3.17, there are no actions, suits, proceedings or investigations pending or threatened against or affecting the assets or the business, operations or financial condition of WHB, at law or in equity, in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, nor is there any basis for any such action, suit, proceeding or investigation. There are no judgments outstanding against WHB and WHB is not in default in respect of any judgment, order, writ, injunction, or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         3.18 Labor. There are no threats of strikes, work stoppages or demands for collective bargaining by any union or labor organization against or including WHB, no grievances, disputes or controversies with any union or any other organization of the employees of WHB, and no pending or threatened arbitration proceedings involving an employment grievance, dispute or controversy.

         3.19 Employee Benefit Plans. Except as set forth on Schedule 3.19 attached hereto and made a part hereof, WHB has no Benefit Plans, including, without limitation, any "employee pension benefit plan" or "employee welfare benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as
amended (29 U.S.C. Section 1001, et seq.) ("ERISA"), and the final regulations thereunder. True and complete copies of each written Benefit Plan sponsored by WHB have heretofore been delivered to LifeQuest. WHB has no commitment, written or oral, and whether legally binding or not, to create any Benefit Plans in addition to those shown on Schedule 3.19. WHB has no benefit plan that is a defined benefit plan within the meaning of ERISA Section 3(35) maintained or contributed to by WHB and that covers employees of WHB. WHB has no liability on account of any Benefit Plans, including but not limited to liability for (a) additional contributions accruing under such Benefit Plans with respect to periods commencing on or prior to the Closing Date; (b) fiduciary breaches by WHB, the trustees under the trust created under any of such plans, or any other persons under ERISA, or any other applicable statute, regulation or rule; or (c) income taxes by reason of non-qualification of such Benefit Plans. There are no pending claims against any Benefit Plan (other than for benefits in accordance with its terms), nor has any claim been threatened in writing by any participant thereof or beneficiary thereunder. Without limiting the generality of the foregoing, all Benefit Plans are in full compliance with all applicable reporting, disclosure, filing and other administrative requirements pertaining to employee benefit plans set forth in the Code and ERISA and rules and regulations promulgated under either.

         3.20 Inventory. Inventory reflected on the Financial Statements as of the date thereof was stated, on an aggregate basis, at historic cost and consists solely of merchandise usable or saleable in the ordinary course of business. The inventory conforms to customary trade standards for marketable goods. Since the date of the Financial Statements, there have been no changes in the inventory reflected on the Financial Statements except in the ordinary course of business, none of which have been material.

         3.21 Accounts Receivable. Except as set forth on Schedule 3.21, each account receivable reflected on the Financial Statements constitutes a bona fide receivable resulting from a bona fide sale to a customer in the ordinary course of business, the amount of which was actually due on the date thereof and has been or will be collected in the ordinary course of business, net of the allowance for doubtful accounts reflected on the Financial Statements. Except as set forth on Schedule 3.21, there are no defenses, claims of disabilities, counterclaims, offsets, refusals to pay or other rights of set-off against any accounts receivable and there is no threatened, intended or proposed defense, claim of disability, counterclaim, offset, refusal to pay or other right of set-off with respect thereto. Each account receivable, each document and instrument and each transaction underlying or relating thereto conforms, including, without limitation, in respect of interest rates charged, notices given and disclosures made, to the requirements and provisions of each applicable law, rule, regulation or other relating to credit, consumer credit, credit practices, credit advertising, credit reporting, retail installment sales, credit cards, collections, usury, interest rates and truth-in-lending, including, without limitation, the Federal Truth in Lending Act, as amended, and Regulation Z issued by the Board of Governors of the Federal Reserve System thereunder. Of the accounts receivable existing on the Closing Date, net of the allowances for doubtful accounts reflected in the Financial Statements, 90% will be paid in full by not later than the 180th day after the closing. Such reserves and allowances have been established on the basis of historical experience and good faith estimates made by WHB management.

         3.22 Employee and Other Compensation. Schedule 3.22 attached hereto and made a part hereof is a complete and correct list of the names and current annual salary, bonus, commission and perquisite arrangements, written or unwritten, for each director, officer and employee of WHB, including those whose compensation was paid in whole or in part by persons or entities other than WHB. No current or former shareholder, director, officer, employee or Affiliate of WHB, nor any relative, associate or agent of such shareholder, director, officer, employee or Affiliate, has any interest in any property of WHB except as a shareholder, or is a party, directly or indirectly, to any contract for employment or otherwise or any lease or has entered into any transaction with WHB including, without limitation, any contract for the furnishing of services by, or rental of real or personal property from or to, or requiring payments to, any such stockholder, director, officer, employee, Affiliate, relative, associate or agent. To the best knowledge of WHB and each of the Shareholders, no employee listed thereon intends to terminate his employment relationship with WHB and WHB has no contract for the future employment of any officer or employee not listed on Schedule 3.22.

         3.23 Customers and Suppliers. Schedule 3.23 attached hereto and made a part hereof is a complete and correct list of the names and addresses of the 10 largest customers and suppliers, respectively, of WHB during the last fiscal year, and the total sales to or purchases from such customers and suppliers made by WHB during the last fiscal year. No supplier or customer of WHB representing in excess of 5% of WHB's purchases or sales during the last fiscal year has advised WHB, formally or informally, that it intends to terminate, discontinue or substantially reduce its business with WHB by reason of the transactions contemplated by this Agreement or otherwise.

         3.24 No Omission of Material Fact. No representation or warranty by Bookwalter in this Agreement or under any documents, instruments, certificates or schedules furnished pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

         3.25 Closing Date Effect. All of the representations and warranties of each of the Shareholders are true and correct as of the date hereof and shall be true and correct on and as of the Closing Date, with the same force and effect as if such representations and warranties were made by each of the Shareholders to the LifeQuest Parties on the Closing Date.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                            OF THE LIFEQUEST PARTIES

         The LifeQuest Parties represent and warrant to the Shareholders as follows:

         4.1 LifeQuest Corporate Organization. LifeQuest is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its properties and to carry on its business as and in the places where such properties are now owned or such businesses are now being conducted.

         4.2 Purchaser Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to own its properties and to carry on its business as and in the places where such properties are now owned or such businesses are now being conducted.

         4.3 Authorization. The LifeQuest Parties have full power and authority, corporate and otherwise, to enter into this Agreement and to assume and perform their respective obligations hereunder. The execution and delivery of this Agreement and the performance by the LifeQuest Parties of their respective obligations hereunder have been or will be duly authorized by the Boards of Directors of the LifeQuest Parties and no further action or approval, corporate or otherwise, by the LifeQuest Parties is or will be required in order to constitute this Agreement as a binding and enforceable obligation of the LifeQuest Parties.

                                   ARTICLE 5
                  LIFEQUEST STOCK AND LIFEQUEST SEC DOCUMENTS

         5.1 LifeQuest SEC Documents. LifeQuest has furnished each of the Shareholders with a true and complete copy of the LifeQuest SEC Documents. As of its filing date (and, with respect to any registration statement, the date on which it was declared effective), each LifeQuest SEC Document was in compliance, in all material respects, with the requirements of its form, contained no untrue statement of a material fact and did not omit any statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of LifeQuest included in the LifeQuest SEC Documents complied, at the time of filing with the SEC (and, with respect to any registration statement, the date on which it was declared effective), as to form, in all material respects, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (subject, in the case of unaudited statements, to the omission of certain footnotes) and fairly present, in all material respects (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments) the consolidated financial position of LifeQuest as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended. The consolidated financial statements of LifeQuest as of June 30, 1997, included in the LifeQuest SEC Documents disclose all liabilities of LifeQuest required to be disclosed therein and contained adequate reserves for taxes and all other material accrued liabilities. Since June 30, 1997, there has not been any change in the business, assets, properties, condition (financial or otherwise), results of operations or prospects of LifeQuest, and no condition exists, which in any case would have or be a material adverse effect on, or with respect to, LifeQuest.

         5.2 No Omission of Material Fact. No representation or warranty by the LifeQuest Parties in this Agreement or under any documents, instruments, certificates or schedules furnished pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

         5.3 Closing Date Effect. All of the representations and warranties of the LifeQuest Parties are true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties were made by the LifeQuest Parties to WHB on the Closing Date.

                                   ARTICLE 6
                      AGREEMENT AND PLAN OF REORGANIZATION

         6.1 Tax Treatment. WHB and the Shareholders, LifeQuest and Purchaser intend that the transactions contemplated hereunder constitute a tax-free reorganization (a "Reorganization") under Section 368 of the Code, and agree to treat and report the transactions hereunder as a Reorganization. This Agreement shall be construed in a manner to result in treatment of the transactions hereunder as a Reorganization.

                                   ARTICLE 7
                                    CLOSING

         7.1 The closing of the transactions contemplated hereby shall take place on the Closing Date, September 30, 1997, at the offices of LifeQuest Medical, Inc., 12961 Park Central, Suite 1300, San Antonio, Texas 78216, or at such other place and on such other date as the parties shall agree. The date of closing so determined is herein sometimes called the "closing" or the "Closing Date."

                                   ARTICLE 8
                             CONDITIONS OF CLOSING

         8.1 LifeQuest Parties. The obligation of the LifeQuest Parties to close hereunder shall be subject to the satisfaction of the following conditions or the written waiver thereof by the LifeQuest Parties:

                 (a) Each of the agreements and covenants of WHB and each of the Shareholders to be performed under this Agreement at or prior to the Closing shall have been duly performed in all material respects.

                 (b) The representations and warranties of WHB and each of the Shareholders in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

                 (c) No injunction or restraining order shall be in effect to forbid or enjoin the consummation of the transactions contemplated by this Agreement and no Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation hereof.

                 (d) All consents, authorizations, orders or approvals of, and filings or negotiations with, any Federal, state, local or foreign governmental agency, commission, board or other regulatory body which are required for or in connect on with the execution, delivery and performance of this Agreement by WHB and each of the Shareholders and the consummation of the transactions contemplated hereby, and in order to permit or enable the Surviving Corporation, after the closing to operate a business substantially similar to WHB's business as conducted by WHB as of the date hereof, shall have been duly obtained or made, including, but not limited to, any approvals required under the Hart- Scott-Rodino Antitrust Improvement Act.

                 (e) LifeQuest shall have received a certified copy of resolutions duly adopted by each of the Board of Directors and the shareholders of WHB authorizing and approving the execution and delivery of this Agreement and performance by WHB of its obligations hereunder.

                 (f) William H. Bookwalter shall have executed and delivered to the Company an Employment Agreement and a Non-Qualified Stock Option Agreement in the forms attached hereto as Exhibit B and Exhibit C, respectively.

                 (g) LifeQuest shall have received such further certificates and documents as shall have been reasonably requested by the LifeQuest Parties, including consents of all requisite third parties.

                 (h) The LifeQuest Parties shall have completed their diligence activities to their satisfaction.

         8.2 The Shareholders and WHB. The obligation of the Shareholders and WHB to close hereunder shall be subject to the satisfaction of the following conditions or the written waiver thereof by the Shareholders and WHB:

                 (a) Each of the agreements and covenants of the LifeQuest Parties to be performed under this Agreement at or prior to the Closing shall have been duly performed in all material respects.

                 (b) The representations and warranties of the LifeQuest Parties in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

                 (c) The Board of Directors of LifeQuest shall elect one person designated by the Shareholders to be a member of the Board of Directors of LifeQuest. Following the Closing Date, so long as the Shareholders collectively are the beneficial owners of at least 5% of the outstanding shares of LifeQuest Stock, Purchaser shall use its best efforts to cause the Board of Directors to nominate one person designated by the Shareholders for election to the Board of Directors of LifeQuest.

                 (d) LifeQuest shall have executed and delivered to Richard Judd an Incentive Stock Option Agreement in the form attached hereto as Exhibit D.

                 (e) No injunction or restraining order shall be in effect to forbid or enjoin the consummation of the transactions contemplated by this Agreement and no Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation hereof.

                 (f) The Shareholders shall have received the Merger Consideration.

                 (g) The indebtedness described on Schedule 8.2 shall have been paid.

                 (h) The Shareholders shall have received such further certificates and documents as he shall have reasonably requested.

                                   ARTICLE 9
                              REMEDIES FOR BREACH

         9.1 Arbitration. The Company and each of the Shareholders agree that any dispute or controversy arising out of or in connection with this Agreement or any alleged breach hereof shall be settled by arbitration in San Antonio, Texas pursuant to the rules of the American Arbitration Association. If the parties to such arbitration cannot jointly select a single arbitrator to determine the matter, one arbitrator shall be chosen by each party (or, if a party fails to make a choice, by the American Arbitration Association on behalf of such party) and the two arbitrators so chosen will select a third. The decisions of the single arbitrator jointly selected by the parties thereto, or, if three arbitrators are selected, the decision of any two of them, will be final and binding upon the parties thereto and the judgment of a court of competent jurisdiction may be entered thereon. Fees of the arbitrators and costs of arbitration shall be borne by the parties thereto in such manner as shall be determined by the arbitrator or arbitrators.

         9.2 Survival of Representations, Warranties and Agreements. All of the representations, warranties, covenants and agreements made by the parties to this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder.

                                   ARTICLE 10
                                INDEMNIFICATION

         10.1 Indemnification. Bookwalter shall defend and indemnify the LifeQuest Parties and save and hold them harmless from, against, for and in respect of, and pay any and all Losses in excess of $75,000 suffered, sustained, incurred or required to be paid by any of the LifeQuest Parties by reason of any breach or failure of observance or performance of any representation, warranty, covenant, agreement or commitment made by WHB or any of the Shareholders hereunder or relating to or as a result of any such representation, warranty, covenant, agreement or commitment being untrue or incorrect, or, as to products currently manufactured or sold by WHB, any action for infringement upon or use adverse to the right or claimed right of any Person to use all inventions, discoveries, patents, copyrights, trademarks, trade names, service marks, corporate names, licenses, trade secrets and know how and all other intellectual property rights with respect to the foregoing.

         10.2 Limitations on Indemnity. Bookwalter will have no liability (for indemnification or otherwise) under this Article 10 unless on or before March 31, 1999, the LifeQuest Parties notify Bookwalter of a claim specifying the factual basis of such claim in reasonable detail to the extent then known by such party. In the event Bookwalter shall become obligated to indemnify any of the LifeQuest Parties under this Article 10, Bookwalter may, at his sole option, satisfy such obligation, in whole or in part, with LifeQuest Stock, valued at the per share closing price as reported by the National Association of Securities Dealers Automated Quotation System on the date immediately prior to the date Bookwalter satisfies such obligation. The maximum liability of Bookwalter under this Article 10 shall be $2,000,000.

         10.3 Procedure for Indemnification. In the event that Bookwalter shall be obligated to the LifeQuest Parties pursuant to this Article 10, or in the event that a suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which Bookwalter may become obligated to the LifeQuest Parties hereunder, the LifeQuest Parties shall give prompt written notice to Bookwalter of the occurrence of such event. Bookwalter agrees to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding at Bookwalter's own cost and expense. The LifeQuest Parties shall have the right, but not the obligation, to participate, at its own expense, in the defense thereof by counsel of its own choice. In the event that Bookwalter fails timely to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding, the LifeQuest Parties shall have the right to defend, contest or otherwise protect against the same, and, upon 10 days' written notice to Bookwalter, make any compromise or settlement thereof and recover the entire cost thereof from Bookwalter, including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof.

                                   ARTICLE 11
                        REQUIREMENTS OF SECURITIES LAWS

         11.1 Shareholders' Representations and Warranties. Each Shareholder recognizes that the Merger Consideration is not being registered under the Securities Act in reliance upon an exemption from the Securities Act which is predicated, in part, on the representations and agreements of each of the Shareholders set forth in this Agreement. Each Shareholder represents and warrants to the LifeQuest Parties that he, together with his Purchaser Representative, as that term is defined in Rule 501(h) of the Securities Act, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the transactions contemplated and contained herein, and that the Merger Consideration is being acquired solely for his own account for investment and not with a view to, or for offer or resale in connection with, a distribution thereof within the meaning of the Securities Act. Each Shareholder understands that the effect of such representation and warranty is that the Merger Consideration must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available at the time for any proposed sale or other transfer thereof. Each Shareholder also understands that LifeQuest is under no obligation to file a registration statement under the Securities Act covering the Merger Consideration or to take any other action to enable a Shareholder to transfer or otherwise dispose of the Merger Consideration.

Each Shareholder represents that he has consulted with his counsel in regard to the Securities Act and that he is fully familiar with the circumstances under which he is required to hold the Merger Consideration and the limitations upon the transfer or other disposition thereof. Each Shareholder acknowledges that the LifeQuest Parties are relying upon the truth and accuracy of the foregoing representations and warranties in issuing the Merger Consideration under the Securities Act. Each Shareholder agrees to indemnify and hold the LifeQuest Parties harmless against all liabilities, costs and expenses, including reasonable attorneys' fees, incurred by the LifeQuest Parties as a result of any sale, transfer or other disposition by such Shareholder of all or any part of the Merger Consideration in violation of the Securities Act.

         11.2 Legend. The Merger Consideration shall bear the following legend:

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT."

         11.3 SEC Documents. Each Shareholder acknowledges that he has been furnished by the LifeQuest Parties with (a) a copy of the Annual Report to Stockholders of Lifequest for the year ended December 31, 1996, (b) a copy of the Annual Report on Form 10-KSB of LifeQuest for the fiscal year ended December 31, 1996, in the form filed with the SEC, and (c) copies of all filings since December 31, 1996, by LifeQuest with the SEC in compliance with
Section 13 or 14 of the Exchange Act. Each Shareholder represents that he has reviewed the foregoing documents and acknowledges that they have been afforded the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in the foregoing documents, including the opportunity to ask questions of, and receive answers from, officers and representatives of LifeQuest concerning the LifeQuest Parties and the terms and conditions of the transactions contemplated by this Agreement.

         11.4    Incidental Registration.   If, at any time between the
Effective Time and the one-year anniversary of the Effective Time, LifeQuest proposes to register any of the LifeQuest Stock (whether unissued, yet to be authorized or held by any person) under the Securities Act, LifeQuest shall, at least 30 days prior to the filing under the Securities Act of the registration statement relating thereto, give written notice to the Shareholders of its intention to do so, and, upon the written request of any of the Shareholders given within 10 days after the giving of any such notice (which request shall state the proposed method of distribution), LifeQuest shall include or cause to be included in any such registration statement, up to 20% of the Merger Consideration; provided, however, that LifeQuest may at any time withdraw or cease proceeding with any such registration if it shall at the time withdraw or cease proceeding with the registration of such LifeQuest Stock originally proposed to be registered; and provided further, that if the registration proposed by LifeQuest relates to an underwritten offering, none of the Shareholders shall have any right to sell the Merger Consideration in any manner or through any underwriter other than in the manner and through the managing underwriter or underwriters being used by LifeQuest.

                 (a) Notwithstanding any other provision of this Section 11.4, if a registration pursuant to this Section 11.4 involves a firm commitment, underwritten offering of the securities so being registered and if the managing underwriter of such offering informs LifeQuest and the Shareholders by letter of its belief that marketing factors require a limitation of the number of shares to be underwritten, LifeQuest may limit the amount of Merger Consideration to be included in the registration and underwriting; provided that no such reduction shall reduce the securities being offered by LifeQuest for its own account; and provided that those shares which are excluded from the underwritten offering shall be withheld from the market by the holders thereof for a period, not to exceed 180 days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten offering.

                 (b) Registration Procedures and Expenses. If and whenever LifeQuest is required to include a portion of the Merger Consideration in a registration statement under the Securities Act, as provided in Section
11.4 hereof, LifeQuest shall, as expeditiously as is reasonably practicable, do each of the following:

                 (i) prepare and file with the SEC a registration statement with respect to the Merger Consideration and, subject to the limitations under Section 11.4 hereof, use its best efforts to cause such registration statement to become effective;

                 (ii) cooperate with the Shareholders and any underwriter who shall sell the Merger Consideration in connection with their review of LifeQuest made in connection with such registration;

                 (iii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for 120 days from the date of its effectiveness, and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all the Merger Consideration covered by such registration statement for such period;

                 (iv) furnish to the Shareholders such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as the Shareholders may reasonably request in order to facilitate the disposition of the Merger Consideration; and

                 (v) LifeQuest shall (a) notify the Shareholders at any time when a prospectus relating to the Merger Consideration is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and (b) at the request of the Shareholders, prepare and furnish to the Shareholders a reasonable number of copies of any supplement to or any amendment of such prospectus that may be necessary so that, as thereafter delivered to the purchasers of the Merger Consideration, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                 (c) Agreement by each of the Shareholders. In the event that any Shareholder participates, pursuant to this Section 11.4, in the offering of the Merger Consideration, such Shareholder shall;

                 (i) furnish LifeQuest all material information reasonably requested by LifeQuest concerning such Shareholder and the proposed method of sale or other disposition of the Merger Consideration and such other information and undertakings as shall be reasonably required in connection with the preparation and filing of the registration statement covering the Merger Consideration in order to ensure full compliance with the Securities Act and the rules and regulations of the SEC thereunder;

                 (ii) cooperate in good faith with LifeQuest and its underwriters, if any, in connect on with such registration, including placing the Merger Consideration in escrow or custody to facilitate the sale and distribution thereof provided that such escrow or custody arrangement shall be no more restrictive upon such Shareholder than upon any other holder of LifeQuest Stock for the benefit of whom such registration is undertaken; and

                 (iii) make no further sales or other dispositions, or offers therefor, of the Merger Consideration under such registration statement if, during the effectiveness of such registration statement, an intervening event should occur which, in the opinion of counsel to LifeQuest, makes the prospectus included in such registration statement no longer comply with the Securities Act, so long as written notice containing the facts and legal conclusions relied upon by LifeQuest in this regard has been received by such Shareholder from LifeQuest, until such time as such Shareholder has received from LifeQuest copies of a new, amended or supplemented prospectus complying with the Securities Act, which prospectus shall be delivered to such Shareholder by LifeQuest as soon as practicable after such notice.

                 (d) Allocation of Expenses. If and whenever LifeQuest is required by the provisions of this Section 11.4 to use its best efforts to effect the registration of the Merger Consideration under the Securities Act, LifeQuest shall pay the costs and expenses in connection therewith; provided, however, that the Shareholders shall pay, in all events, all underwriting discounts, selling commissions and stock transfer taxes attributable to the Merger Consideration under such registration statement.

                 (e) Indemnification. In the event of any registration of any of the Merger Consideration under the Securities Act pursuant to this
Section 11.4, each Shareholder shall indemnify and hold harmless, LifeQuest, each director of LifeQuest, each officer of LifeQuest who shall sign such registration statement, each underwriter and any person who controls LifeQuest or such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to LifeQuest or its underwriter through an instrument duly executed by such Shareholder specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement.

         11.5 Rule 144 Stock. Notwithstanding the foregoing provisions of this Article 11, LifeQuest shall not be obligated to effect a registration pursuant to Section 11.4(a) with respect to the Merger Consideration which could then be sold pursuant to Rule 144 under the Securities Act.

                                   ARTICLE 12
                           NON-COMPETITION AGREEMENT

         12.1 Customer Lists; Non-Solicitation. Each Shareholder hereby further covenants and agrees that he shall not, commencing on the Closing Date and ending on the first anniversary date of the Closing Date, directly or indirectly, (a) use or make known to any person or entity the names or addresses of any clients or customers of WHB or any of the LifeQuest Parties or any other information pertaining to them, (b) call on, solicit, take away or attempt to call on, solicit or take away any clients or customers of WHB or any of the LifeQuest Parties, nor (c) solicit for employment, recruit, hire or attempt to recruit or hire any employees of WHB or any of the LifeQuest Parties.

         12.2 Covenants Independent. The covenants of each Shareholder contained in Section 12.1 of this Agreement will be construed as independent of any other provision in this Agreement; and the existence of any claim or cause of action by a Shareholder against any of the LifeQuest Parties will not constitute a defense to the enforcement by the LifeQuest Parties of said provisions. Each Shareholder understands that the provisions contained in
Section 12.1 are essential elements of the transactions contemplated by this Agreement and, but for the agreement of each Shareholder to Section 12.1, the LifeQuest Parties would not have agreed to enter into this Agreement and the transactions contemplated herein. Each Shareholder has been advised to consult with counsel in order to be informed in all respects concerning the reasonableness and propriety of Section 12.1 with specific regard to the nature of the business conducted by WHB and any of the LifeQuest Parties. Each Shareholder acknowledges that Section 12.1 is reasonable in all respects.

         12.3 Remedies. In the event of a breach or a threatened breach by a Shareholder of any of the provisions contained in Sections 12.1 or 12.2 of this Agreement, each Shareholder acknowledges that the LifeQuest Parties will suffer irreparable injury not fully compensable by money damages and, therefore, will not have an adequate remedy available at law. Accordingly, the LifeQuest Parties shall be entitled to obtain such injunctive relief or other equitable remedy from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that the LifeQuest Parties may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.

                                   ARTICLE 13
                                CONFIDENTIALITY

         13.1 Nondisclosure. No Shareholder shall, without the prior written consent of the Board of Directors of LifeQuest, disclose or use for any purpose confidential information or proprietary data of WHB, Purchaser or LifeQuest (or any of their respective subsidiaries), except as required by applicable law or legal process; provided, however, that confidential information shall not include any information known generally to the public or ascertainable from public or published information (other than as a result of unauthorized disclosure by such Shareholder) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by WHB or LifeQuest (or any of their respective subsidiaries).

                                   ARTICLE 14
                               GENERAL PROVISIONS

         14.1 Expenses. Each of the parties hereto shall pay all expenses incurred by it incident to preparing for, entering into and carrying into effect this Agreement.

         14.2 Notices. Any notice, report, demand or payment required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if hand delivered or delivered by responsible overnight courier or sent by certified or registered air mail, return receipt requested, and postage prepaid as follows:

If to the LifeQuest Parties:

                                  LifeQuest Medical, Inc.
                                  12961 Park Central, Suite 1300
                                  San Antonio, Texas 78216
                                  Attn:   Randall K. Boatright

with a copy to:                   Fulbright & Jaworski L.L.P.
                                  300 Convent Street
                                  San Antonio, Texas  78205
                                  Attn:   Phillip M. Renfro, Esq.
                                  Facsimile No. (210) 270-7205


If to Bookwalter:                 William H. Bookwalter
                                  113 Cedar Street Suite S-5
                                  Milford, Massachusetts  01757
with a copy to:                   Clarke Demas & Baker
                                  One Lawson Lane
                                  Burlington, Vermont 05402
                                  Attention: Bruce D. Baker
                                  Facsimile No: (802) 652-1405

If to Dr. Bookwalter:             John R. Bookwalter, M.D.
                                  Box 120 RFD Number 3
                                  Putney, Vermont 05346

with a copy to:                   Clarke Demas & Baker
                                  One Lawson Lane
                                  Burlington, Vermont 05402
                                  Attention: Bruce D. Baker
                                  Facsimile No: (802) 652-1405

If to Judd:                       Frederick F. Judd III
                                  73 East Street
                                  Litchfield, Connecticut 06759

with a copy to:                   Clarke Demas & Baker
                                  One Lawson Lane
                                  Burlington, Vermont 05402
                                  Attention: Bruce D. Baker
                                  Facsimile No: (802) 652-1405

If to Trustee:                    William H. Bookwalter
                                  123 Marlborough Street Apt 2
                                  Boston Massachusetts 02116


with a copy to:                   Clarke Demas & Baker
                                  One Lawson Lane
                                  Burlington, Vermont 05402
                                  Attention: Bruce D. Baker
                                  Facsimile No: (802) 652-1405

         Any of the foregoing parties may at any time and from time to time change the address to which notice shall be sent hereunder, by notice to the other parties given under this subsection. The date of the giving of such notice delivered by hand or by responsible overnight courier shall be the date of its delivery, and the date of the giving of such notice by certified or registered mail shall be the date three days after the posting of the mail.

         14.3 Finders. Each of the parties covenants and represents to the other that there are no claims for brokerage commissions or finder's fees in connection with the negotiation of this Agreement and the performance of the transactions contemplated hereunder resulting from any action taken by it. Each of the parties agrees to indemnify and hold harmless the other in respect of any and all Losses sustained by the other as a result of any liability to any broker or finder on the basis of any arrangement, agreement or acts made by or on behalf of such party with any other person or persons whatsoever.

         14.4 Complete Agreement. The representations, warranties, covenants and agreements set forth in this Agreement and in any financial statement, schedule or exhibit delivered pursuant hereto, constitute all of the representations, warranties, covenants and agreements among the parties hereto and upon which the parties have relied, and, except as may be specifically provided herein, no change, modification, addition or termination of the Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

         14.5 Prior Agreements. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes prior agreements relating thereto.

         14.6 No Waiver. No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature unless expressly so stated in writing.

         14.7 Headings. The headings or captions under Sections of this Agreement are for convenience and reference only, and do not form a part hereof, and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

         14.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS. NON-EXCLUSIVE VENUE FOR ANY ACTION PERMITTED HEREUNDER SHALL BE PROPER IN SAN ANTONIO, BEXAR COUNTY, TEXAS, AND EMPLOYEE CONSENTS TO SUCH VENUE.

         14.9 Assignment. Neither this Agreement nor the rights of the parties hereto shall be assignable, unless otherwise specifically provided.

         14.10 Severability. If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provision had not been contained herein. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         14.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

         14.12 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.


                         [signatures on following page]

         IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger and Acquisition Agreement to be signed on the date and year first above written.

                                    LIFEQUEST MEDICAL, INC.



                                    By:
                                       ---------------------------------------
                                       Herbert H. Spoon,
                                       President and Chief Executive Officer


                                    VAL-U-MED, INC.



                                    By:
                                       ---------------------------------------
                                       Herbert H. Spoon,
                                       Chief Executive Officer


                                    W. H. BOOKWALTER AND ASSOCIATES, INC.



                                    By:
                                       ---------------------------------------
                                       William H. Bookwalter
                                       President



                                    ------------------------------------------
                                    William H. Bookwalter



                                    ------------------------------------------
                                    John R. Bookwalter, M.D.



                                    ------------------------------------------
                                    Frederick F. Judd III

                                    BOOKWALTER FAMILY TRUST



                                    By:
                                       ---------------------------------------
                                       William Bookwalter, as Trustee

                                   SCHEDULES

Schedule 3.1    States In Which Qualified for Business
                --------------------------------------
Schedule 3.3    Capitalization/List of Stockholders
                -----------------------------------
Schedule 3.4    Exceptions to Authorizations
                ----------------------------
Schedule 3.6    Exceptions to Permits
                ---------------------
Schedule 3.7    Environmental
                -------------
Schedule 3.8    Intellectual Property and Other Tangible Assets
                -----------------------------------------------
Schedule 3.9    Financial Statements
                --------------------
Schedule 3.9A   Exceptions to Financial Statements
                ----------------------------------
Schedule 3.10   Material Adverse Changes
                ------------------------
Schedule 3.11   Exceptions to Tax Returns
                -------------------------
Schedule 3.12   Contracts
                ---------
Schedule 3.13   Tangible Personal Property
                --------------------------
Schedule 3.14   Real Property
                -------------
Schedule 3.15   Insurance
                ---------
Schedule 3.16   Banking
                -------
Schedule 3.17   Litigation
                ----------
Schedule 3.19   Employee Benefit Plans
                ----------------------
Schedule 3.21   Exceptions for Accounts Receivable
                ----------------------------------
Schedule 3.22   Employee and Other Compensation
                -------------------------------
Schedule 3.23   Customers and Suppliers
                -----------------------
Schedule 8.2    Indebtedness
                ------------

                                  SCHEDULE 3.1

                    STATES IN WHICH QUALIFIED TO DO BUSINESS

                                  SCHEDULE 3.3

                      CAPITALIZATION/LIST OF SHAREHOLDERS


                             William H. Bookwalter
                            John R. Bookwalter, M.D.
                             Frederick F. Judd, III
         William Bookwalter, as Trustee of the Bookwalter Family Trust

                                  SCHEDULE 3.4

                          EXCEPTIONS TO AUTHORIZATION

                                  SCHEDULE 3.6

                             EXCEPTIONS TO PERMITS

                                  SCHEDULE 3.7

                                 ENVIRONMENTAL

                                  SCHEDULE 3.8

                INTELLECTUAL PROPERTY AND OTHER TANGIBLE ASSETS

                                  SCHEDULE 3.9

                              FINANCIAL STATEMENTS

                                 SCHEDULE 3.9A

                       EXCEPTIONS TO FINANCIAL STATEMENTS

                                 SCHEDULE 3.10

                            MATERIAL ADVERSE CHANGES

                                 SCHEDULE 3.11

                           EXCEPTIONS TO TAX RETURNS

                                 SCHEDULE 3.12

                                   CONTRACTS

1. Joint Venture Agreement dated April 10, 1995 by and between Hanna-Lemaire, Inc. and WHB dba Beta Teq whereby the parties create a joint venture to organize and operate a general and endo surgical instrumentation repair operation for profit. The Agreement expires April 10, 1998, but it can be terminated by any party upon thirty (30) days written notice to all parties. On September 24, 1997 Hanna-Lemaire waived its objection to the transfer of WHB's interest in the Joint Venture as a result of WHB's merger into Val-U-Med, Inc.

2. Distributor Agreement (unexecuted and not dated) by and between Poly-Vac, Inc. and WHB whereby WHB purchases products from Poly-Vac, Inc. and resells them in Missouri, Kansas, Nebraska and Iowa. Either party may terminate the Agreement by giving sixty (60) days written notice to the other party. Any transaction effecting a substantial change in the ownership of or in control of WHB shall be deemed an assignment by WHB.

3. Distribution Agreement dated August, 1996 by and between Alliance of Choice Enterprises Operating Room Products, L.C., and WHB whereby WHB markets A.C.E. products. The Agreement expires twelve months from execution date and, thus, has expired.

4. EOGas Sterilizer Agreement dated May 20, 1997 by and between H.W. Andersen Products, Inc. and WHB whereby Andersen provides specific products and services to WHB. The Agreement runs for a period of one year. Either party may terminate the Agreement upon thirty (30) days written notice to the other party.

5. Distributor Agreement dated July 21, 1996 by and between Saber Endoscopy, L.L.C. and WHB whereby WHB agrees to actively promote Saber's products. The Agreement may be terminated by either party with sixty (60) days written notice to the other party.

6. Miltex Distributor Agreement (unexecuted and not dated) by and between Miltex Instrument Company, Inc. and WHB whereby WHB agrees to sell the products of Miltex. Miltex can terminate without cause with thirty
         (30) days written notice or with cause with ten (10) days written notice. If all or substantially all of the assets of WHB are transferred to another person or entity, Miltex may cancel the Agreement.

7. Non-Disclosure Agreement dated effective October 29, 1996 by and between WHB and Nuell Air Equipment and Hospital Supplies, Inc. Nuell's obligation to maintain in confidence proprietary information with regard to WHB continues for five years from date of Agreement or until information is no longer proprietary.

8. Distributor Sales and Service Agreement dated ________, 1997 by and between Nuell Air Equipment and Hospital Supplies, Inc. and WHB whereby WHB purchases and sells products of Nuell. Either party may terminate the

         Agreement with ninety (90) days written notice. Nuell may, at its option, terminate at once with written notice.

9. A letter of agreement by and between Everest Medical and WHB whereby WHB sells the Everest Medical Laparoscopy product line may exist (see fax dated April 18, 1996).

10. Agreement between Bill Butler of W.N. Butler & Associates, Inc. and WHB whereby Bill Butler acquires and services accounts for WHB.

11. Agreement between Beta-TEQ Repair Service and Pilling Weck dated November 13, 1996 whereby Beta-TEQ Repair Service agrees to comply with certain repair and inspection criteria.

12. Contract dated July 1, 1995 between Boston City Hospital and WHB whereby WHB provides maintenance and repair of surgical instruments. Contract expired June 30, 1996.

13. Agreement dated September 1, 1993 by and between WHB and Codman & Shurtleff, Inc. whereby WHB grants Codman a right of last refusal for a period of five (5) years from date of Agreement [renewable for an additional five (5) year period at Codman's option] to develop and exclusively license certain medical instruments and a right of last refusal on the sale of WHB to a third party. On September 26, 1997, Codman & Shurtleff, Inc. waived its right of last refusal on the sale of WHB to a third party.

14. Agreement effective May 1, 1994 whereby WHB distributes the retractor blades of J. Hugh Knight Instrument Company. The agreement can be terminated by either party with thirty (30) days written notice.

15. Agreement dated ____________, 1996 by and between Johnson & Johnson Professional, Inc. and WHB whereby WHB sells the Bookwalter Retraction System on a commission basis. The initial term of the agreement is one year. It is unclear whether the renewal option is for one year or five years.

16. Company Policy of WHB dated September 1, 1996 outlining the obligations of the employees of WHB to WHB and the obligations of WHB to its employees.

17. SBA Loan evidenced by Note dated October 4, 1996 in the amount of $99,000.00 payable to The Milford National Bank and Trust Company executed by WHB.

18. Confidential Non-Disclosure Agreement dated August 8, 1997 by and between LifeQuest Medical, Inc. and WHB whereby each promises to hold the Proprietary Information of the other in trust and confidence. The agreement expires in three years but may be terminated sooner by either party with thirty (30) days written notice.

                                 SCHEDULE 3.13

                           TANGIBLE PERSONAL PROPERTY

                                 SCHEDULE 3.14

                                 REAL PROPERTY

                                 SCHEDULE 3.15

                                   INSURANCE

                                 SCHEDULE 3.16

                                    BANKING

                                 SCHEDULE 3.17

                                   LITIGATION

                                 SCHEDULE 3.19

                             EMPLOYEE BENEFIT PLANS

                                 SCHEDULE 3.21

                       EXCEPTIONS TO ACCOUNTS RECEIVABLE

                                 SCHEDULE 3.22

                        EMPLOYEE AND OTHER COMPENSATION

                                 SCHEDULE 3.23

                            CUSTOMERS AND SUPPLIERS

                                  SCHEDULE 8.2

                                  INDEBTEDNESS

                                LIST OF EXHIBITS


Exhibit A - Certificates of Merger
Exhibit B - Employment Agreement of William H. Bookwalter
Exhibit C - Non-Qualified Stock Option Agreement of William H. Bookwalter Exhibit D - Incentive Stock Option Agreement of Frederick F. Judd III

                                   Exhibit A

                                   Exhibit B

                                   Exhibit C

                                   Exhibit D